UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2010 (June 28, 2010)

AJ ACQUISITION CORP. I, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53886	27-1805049
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

195 Route 9 South
Suite 204
Manalapan, New Jersey 07726
 (Address of Principal Executive Offices)

(732) 409-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2010, the Registrant entered into a stock purchase agreement with Richard I. Anslow and Gregg E. Jaclin, who together held 100% of the issued and outstanding shares of capital stock of the Registrant (together the “Sellers”) and ARC China Investment Funds (the “Purchaser”) pursuant to which the Sellers sold all of the Registrant’s issued and outstanding shares of capital stock to the Purchaser for $27,500 (“Sale”).  The Sale closed on June 28, 2010.

A copy of the stock purchase agreement is filed with this report as Exhibits 10.1 and is incorporated by reference herein.  The foregoing description of the stock purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the stock purchase agreement.

Item 5.01	Changes in Control of Registrant.

On June 28, 2010, ARC China Investment Funds (“ARC”) acquired control of the Registrant for $27,500 pursuant to a stock purchase agreement described above in Item 1.01.  ARC now owns 100% of the issued and outstanding capital stock of the Registrant, consisting of 100,000 shares of common stock.

A copy of the stock purchase agreement is filed with this report as Exhibits 10.1 and is incorporated by reference herein.  The foregoing description of the stock purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the stock purchase agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Officer and Director

On June 28, 2010, Richard I. Anslow resigned as the Registrant’s sole office in the positions of President and Chief Executive Officer and as the sole member of the Registrant’s Board of Directors, which resignation from the Board will become effective on July 8, 2010 in accordance with the Registrant’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder.

(c)     Appointment of Officer

On June 28, 2010, the Registrant appointed Barry Freeman, age 32, as its Chief Executive Officer.

Concurrent to his position as the Registrant’s CEO, Mr. Freeman is a Managing Director in ARC’s Shanghai office and joined the firm in April of 2009.  ARC deploys an Activist Investment strategy of making value oriented, highly involved public and pre-IPO private equity investments in a diversified portfolio of domestic consumption focused high growth businesses in the Tier II and Tier III cities of the Peoples’ Republic of China.  Prior to joining ARC, Mr. Freeman was a Vice President at Knight Capital Group in New York from 2006 to 2009.  At Knight Capital Group, he raised growth capital for private and public companies and focused on cross-border transactions between Chinese companies and foreign investors.  From 2005 to 2006, Mr. Freeman was a Vice President at HPC Capital Management in New York, focusing on direct investments in public companies.  Mr. Freeman holds a BBA from The University of Georgia.

(d)     Election of Director

On June 28, 2010, the Registrant elected Barry Freeman to serve as the sole member on its Board of Directors, which election will become effective on July 8, 2010 in accordance with the Registrant’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder.

Item 9.01    Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Exhibit Description

10.1	Stock Purchase Agreement between the Registrant, Richard I. Anslow, Gregg E. Jaclin, and ARC China Investment Funds, dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AJ ACQUISITION CORP. I, INC. (Registrant)

Date: July 1, 2010	By:	/s/ Barry Freeman
Barry Freeman Chief Executive Officer